Exhibit 99.1

1 Parent of: Investor Presentation Third Quarter Financial Update November 2020 (NASDAQ: “TCFC”)

2 Disclaimer This investor presentation contains, and future oral and written statements of The Community Financial Corporation (the “Company” or “ TCFC ”) and its wholly - owned banking subsidiary, Community Bank of the Chesapeake (the “Bank”), and its management may contain, statements about future events that constitute forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 . Forward - looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts . They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may . ” Statements in this investor presentation that are not strictly historical are forward - looking and are based upon current expectations that may differ materially from actual results . These forward - looking statements include without limitation, those relating to the Company’s and the Bank’s future growth and management’s outlook or expectations for revenue, asset quality, profitability, business prospects, net interest margin, non - interest revenue, allowance for loan losses, the level of credit losses from lending, liquidity levels, capital levels, or future financial or business performance strategies or expectations, and any statements of the plans and objectives of management for future operations, products or services, including the expected benefits from and/or the execution of integration plans relating to any acquisition we have undertaking or that we undertake in the future ; plans and cost savings regarding branch closings or consolidation ; any statement of expectation or belief ; projections related to certain financial metrics ; and any statement of assumptions underlying the foregoing . These forward - looking statements express management’s current expectations or forecasts of future events, results and conditions, and by their nature are subject to and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein . Factors that might cause actual results to differ materially from those made in such statements include, but are not limited to : risks, uncertainties and other factors relating to the COVID - 19 pandemic, (including the length of time that the pandemic continues, the ability of states and local governments to successfully implement the lifting of restrictions on movement and the potential imposition of further restrictions on movement and travel in the future, the effect of the pandemic on the general economy and on the businesses of our borrowers and their ability to make payments on their obligations ; the remedial actions and stimulus measures adopted by federal, state and local governments, and the inability of employees to work due to illness, quarantine, or government mandates) ; the synergies and other expected financial benefits from any acquisition that we have undertaken or may undertake in the future, may or may not be realized within the expected time frames ; changes in the Company’s or Bank’s strategy ; costs or difficulties related to integration matters might be greater than expected ; availability of and costs associated with obtaining adequate and timely sources of liquidity ; the ability to maintain credit quality ; general economic trends ; changes in interest rates ; loss of deposits and loan demand to other financial institutions ; substantial changes in financial markets ; changes in real estate value and the real estate market ; the impact of government shutdowns or sequestration ; the possibility of unforeseen events affecting the industry generally ; the uncertainties associated with newly developed or acquired operations ; the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future ; market disruptions and other effects of terrorist activities ; and the matters described in “Item 1 A Risk Factors” in the Company’s Annual Report on Form 10 - K for the Year Ended December 31 , 2019 and the Company's Quarterly Report on Form 10 - Q for the Period Ended September 30 , 2020 , and in its other Reports filed with the Securities and Exchange Commission (the “SEC”) . The Company’s forward - looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www . sec . gov . The Company undertakes no obligation to update these forward - looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the SEC . This investor presentation has been prepared by the Company solely for informational purposes based on its own information, as well as information from public sources . Certain of the information contained herein may be derived from information provided by industry sources . The Company believes such information is accurate and that the sources from which it has been obtained are reliable . However, the Company has not independently verified such information and cannot guarantee the accuracy of such information . This investor presentation has been prepared to assist interested parties in making their own evaluation of the Company and does not purport to contain all of the information that may be relevant . In all cases, interested parties should conduct their own investigation and analysis of the Company and the data set forth in the investor presentation and other information provided by or on behalf of the Company . This investor presentation is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted . Neither the SEC nor any other regulatory body has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation . Any representation to the contrary is a criminal offense . Pro Forma and Projected Information This investor presentation contains certain pro forma and projected information, including projected pro forma information that reflects the Company’s current expectations and assumptions . This pro forma information does not purport to present the results that the Company will ultimately realize . Non - GAAP Financials This investor presentation includes certain non - GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures and the Company’s reported results prepared in accordance with GAAP . Reconciliations of non - GAAP financial measures to GAAP financial measures are provided at the end of the presentation . Numbers in this presentation may not sum due to rounding .

3 The Community Financial Corporation x The Community Financial Corporation (NASDAQ: TCFC) is the bank holding company for Community Bank of the Chesapeake x $2.1 billion in assets at September 30,2020 and market capitalization of approximately $135 Million (1) x Headquartered in Waldorf, MD with 14 office locations in Maryland and Virginia • 12 Branches: 11 in the Southern Maryland counties of Calvert, Charles and St. Mary’s and 1 in Virginia in the City of Fredericksburg • 4 Loan Production Offices (LPOs): 3 in Maryland (La Plata, Prince Frederick and Leonardtown) and 1 in Virginia (Fredericksburg) (2) x Average branch size of greater than $125 million significantly exceeds industry average x Relationship banking focus; high touch with direct access to senior decision makers x Current platform has capacity to support future organic growth 1) Market data as of 11/05/2020. 2) Two LPOs are located within branch offices.

4 #1 Market Share Position in Southern Maryland (1) Deposit Market Share – Southern Maryland Existing Franchise Rank Institution (ST) Deposits in Market ($mm) Market Share (%) 1 $1,605 25.8% 2 PNC Financial Services Group Inc. 1,218 19.6% 3 Bank of America Corp. 1,158 18.7% 4 Truist (formerly BB&T/ Suntrust ) 961 15.5% 5 Wesbanco (formerly Old Line Bank) 616 9.9% 6 M&T Bank Corp. 278 4.5% 7 Capital One Financial Corp. 171 2.8% 8 Wells Fargo & Co. 109 1.7% 9 Virginia Partners Bank (MD) 58 0.9% 10 SONABANK 37 0.6% FDIC Deposits in Southern Maryland $6,213 100% 1) Source: Federal Deposit Insurance Corporation website. Deposit market share data as of 6/30/20. Southern Maryland includes t he counties of Calvert, Charles, and Saint Mary’s, MD. The Bank also maintains a branch in Fredericksburg, VA. TCFC (12) x Fredericksburg, VA market share improved from 3.3% at June 30, 2019 to 4.2% at June 30, 2020 as deposits increased $21.5 million to $68.2 million x Total FDIC insured deposits in Southern Maryland and Fredericksburg, VA were $7.8 billion at June 30, 2020 Waldorf TCFC (12 branches) TCFC (4 LPOs) La Plata

5 Significant In - Market Federal Agency Presence x Department of Defense in - market presence: • National Energetics Center – Naval Support Facility at Indian Head (Charles County) • Naval Surface Warfare – Naval Support Facility at Dahlgren (King George County) • Air Force One – Andrews AFB (Prince Georges County) • US Marines – Quantico (Prince William County) • Defense Intelligence Agency & Defense Intelligence Analysis Center – Joint Base Anacostia - Bolling (Prince Georges County) • Naval Air Station Patuxent River (St. Mary’s County) x Additional major in - market Federal Agency presence: • Federal Aviation Administration (FAA) Unmanned Aerial Vehicle (UAV) Drones Program • Homeland Security • FBI & DEA – Quantico (Prince William County)

Investment Highlights

Community Bank of the Chesapeake

- ✓ More than 30 consecutive years of profitability
- ✓ Strong, Experienced Management Team positioned for growth
- ✓ Increased Profitability Momentum in Pre-Tax Pre-Provision income
- ✓ COVID-19:
  - Deferred loans are expected to decrease from $251.5 million at September 30, 2020 or 16.8% of gross loans to between 2% and 4% at December 31, 2020.
  - 98% of 09-30-2020 COVID-19 Deferred Loans are scheduled to return to normal payments between October-December 2020
  - The Company has made 963 U.S. Small Business Administration Payroll Protection Program loans ("PPP Loans") with balances of $131.1 million as of September 30, 2020
  - Increased provisions to respond to COVID-19; reserve/gross loans increased from 0.75% at 12/31/19 to 1.26%[(1)] at 09/30/2020
- ✓ Positioned in Demographically Attractive Markets
- ✓ Strong Market Share Position in Core Market. The Bank is focused on:
  - Continuing to improve funding costs while maintaining expense control discipline
  - Opportunistic growth from market disruption (e.g., WesBanco – Old Line acquisition)
  - Increasing market share in Fredericksburg, VA and the Greater Fredericksburg Area

1) Excludes PPP loans

6

Financial Highlights

Community Bank of the Chesapeake

($000s except per share)	2016 FY	2017 FY	2018 FY	2019FY	At or YTD 9/30/2020
Balance Sheet					
Total Assets	$1,334,257	$1,405,961	$1,689,227	$1,797,536	$2,137,437
Gross Portfolio Loans ("GPLs")	1,088,982	1,150,044	1,346,922	1,454,172	1,496,532
U.S. SBA PPP Loans	-	-	-	-	131,088
Deposits	1,038,825	1,106,237	1,429,629	1,511,837	1,779,606
Tangible Common Equity [1]	104,426	109,957	140,841	168,541	180,349
Consolidated Capital (%)					
Tang. Common Equity / Tang. Assets [1]	7.83 %	7.82 %	8.41 %	9.44 %	8.49 %
Leverage Ratio	9.02	8.79	9.50	10.08	9.73
Tier 1 Risk Based Ratio	10.62	10.53	11.23	11.91	11.87
Risk-Based Capital Ratio	13.60	13.40	13.68	14.16	13.06
TBV Per Share [1]	22.54	23.65	25.25	28.57	30.51
Asset Quality (%)					
NPAs/Assets [3]	1.99 %	1.71 %	2.02 %	1.46 %	1.16 %
NCOs/Avg Portfolio Loans	0.10	0.03	0.07	0.16	0.20
NPLs [3] + OREO/GPLs + OREO	2.42	2.07	2.51	1.80	1.65
Reserves / NPLs [3]	52.4	71.5	42.3	59.1	90.9
Profitability					
Net Income	$7,331	$7,208	$11,228	$15,272	$9,997
ROAA	0.60 %	0.52 %	0.70 %	0.88 %	0.68 %
ROAA (Operating) [2]	0.60	0.78	0.87	0.88	0.68
Pre-tax Pre-Provision ("PTPP") ROAA [1]	1.15	1.26	1.05	1.32	1.53
ROACE	7.09	6.55	7.53	9.32	7.06
ROACE (Operating) [2]	7.09	9.70	9.34	9.32	7.06
PTPP ROACE [1]	13.64	15.80	11.27	14.07	15.86
Net Interest Margin	3.48	3.37	3.43	3.31	3.34
Efficiency Ratio [1]	64.8	60.4	61.5	59.8	52.2
Non-Interest Exp / Avg Assets (Operating) [2]	2.30	2.07	2.11	2.02	1.79
Net Operating Exp / Avg Assets (Operating) [2]	2.00	1.79	1.85	1.71	1.43
Diluted EPS	$1.59	$1.56	$2.02	$2.75	$1.70
Diluted EPS (Operating) [2]	1.59	2.31	2.51	2.75	1.70

1) Non-GAAP financial measures. Refer to Appendix to this presentation for a reconciliation.
2) Operating results are non-GAAP financial measures. Refer to Appendix to this presentation for a reconciliation.
3) NPLs include nonaccrual loans, loans 90+ days past due and accruing TDRs. NPAs include NPLs and OREO.

Highlights

- ✓ Paid off $23.0 million of 6.25% Sub-debt in February 2020
- ✓ Issued $10.6 million of common stock in December 2019
- ✓ Raised $20.0 million in Sub-debt at 4.75% in October 2020.
- ✓ Improved earnings in 2019 due to changes in the Bank's funding composition, the control of operating expenses and organic loan growth
- ✓ 2020 YTD NIM expansion compared to Prior Year
- ✓ Net deferred fees of $3.3 million for PPP loans
- ✓ 94% or $2.5 million increase to noninterest income YTD Q3 2020 compared to PYTD Q3 2019
- ✓ Strong expense control

7

8 Loan Composition (12/31/2000) Loan Composition (9/30/2020) (1) 57% 1 – 4 family real estate and consumer loans 86% commercial real estate, residential rentals and commercial & industrial loans Loan Composition Transformation 1) PPP Loans of $131.1 million at 09/30/2020 are excluded from the above balances and metrics due to their temporary nature. Residential & Consumer 57% Construction 20% CRE and C&I 33% $174 Million Owner - Occupied CRE 26% Non - Owner Occupied CRE 43% C & I 8% Residential Rentals 9% Residential & Consumer 12% Residential Construction 2% $1.5 Billion

9 x U.S. Small Business Administration Payroll Protection Program loans of $131.1 million at September 30, 2020 are excluded from the above balances and metrics due to their temporary nature. x Commercial loan portfolios were 86% of loans at September 30, 2020. Historical Loan Growth Since 2015 ($mm) (1) Loan Composition (09/30/2020) (1) YTD Yield (1) : 4.35% Loan Composition 1) PPP Loans of $131.1 million at 09/30/2020 are excluded from the above balances and metrics due to their temporary nature. Owner - Occupied CRE 26% Non - Owner Occupied CRE 43% C & I 8% Residential Rentals 9% Residential & Consumer 12% Residential Construction 2% $1.5 Billion

10 COVID - 19 Impacts Customer and Employee Impacts x COVID - 19 loan modifications x Participating in U.S. Small Business Administration Paycheck Protection Program x Minimal disruption in customer service levels - - branch lobbies re - opened on June 8, 2020 x Shifted workforce to remote work as needed x Investments in technology platforms during last several years performed well in challenging operating environment x Implemented various HR related aspects of CARES Act and developed response plans for employee illness US SBA PPP Loans x Originated 963 loans totaling $131 million with an average loan amount of $136,000. x 889 loans or $129 million (98%) were for two - year term x Approximately 80% existing customers / 20% new customers x SBA / U.S. Treasury slow to provide guidance, ambiguity and operational glitches; potential regulatory review and compliance risk x Federal Reserve PPLF Credit Facility provides favorable rate (35bps) and capital treatment • The Company paid off the balance ($85.9 million) of the PPLF facility on November 6, 2020

COVID-19 Deferred Loans

Community Bank of the Chesapeake

- Majority of the COVID-19 deferred loans were granted a six-month interest only or P&I deferral and are scheduled to come off initial deferral period in Q4 2020
- Deferred loans are expected to decrease from $251.5 million at September 30, 2020 or 16.8% of gross loans to between 2% and 4% at December 31, 2020.
- 98% of 09-30-2020 COVID-19 Deferred Loans are scheduled to return to normal payments between October-December 2020
- Additional deferral requests will consider customer needs based on impacted industry, borrower and guarantor capacity to service debt and current and additional regulatory guidance

COVID-19 Deferred Loans by NAICS Industry

(dollars in thousands)		September 30, 2020	Number of Loans	% of Deferred Loans	% of Gross Portfolio Loans
Real Estate Rental and Leasing	$	114,542	88	45.55%	7.65%
Accommodation and Food Services		43,281	18	17.21%	2.89%
Other Services (except Public Administration)		40,974	25	16.29%	2.74%
Health Care and Social Assistance		11,273	11	4.48%	0.75%
Professional, Scientific, and Technical Services		7,337	11	2.92%	0.49%
Construction		5,863	12	2.33%	0.39%
Arts, Entertainment, and Recreation		3,984	3	1.58%	0.27%
Transportation and Warehousing		4,285	15	1.70%	0.29%
Retail Trade		1,488	8	0.59%	0.10%
Educational Services		1,765	5	0.70%	0.12%
Other Industries, Residential Mortgages and Consumer		16,683	54	6.63%	1.11%
Total	$	251,475	250	100.00%	16.80%

11

12 x Success in increasing transaction deposits, including noninterest bearing deposits, has helped alleviate pressure on cost of funds x Total deposits increased ~$670 million since December 31, 2017 • County First acquisition added ~$200 million in deposits in 2018 • Deposits have increased ~$270 million between Q4 2019 and Q3 2020 x Time deposits steadily decreased as a percentage of deposit funding since 2015 Historical Deposit Growth Since 2015 ($mm) Deposit Composition (09/30/2020) MRQ Cost: 0.37% Deposit Composition Interest Bearing Transaction 59.3% Non - Interest Bearing Transaction 20.3% Time Deposits 20.4% $1.8 Billion $906.9 $1,038.8 $1,106.2 $1,429.6 $1,511.8 $1,779.6 $142.8 $144.9 $159.8 $209.4 $241.2 $360.8 $388.5 $461.1 $494.8 $773.2 $876.4 $1,055.3 $375.6 $432.8 $451.6 $447.0 $394.2 $363.5 2015Y 2016Y 2017Y 2018Y 2019Y 2020Q3 Total Non-Interest Bearing Transaction Interest Bearing Transaction Time Deposits

13 Net Interest Margin vs. Cost of Funding Cost of Funding and Net Interest Margin 3.21% 3.31% 3.56% 3.68% 3.60% 3.48% 3.37% 3.43% 3.31% 3.34% 1.59% 1.21% 0.88% 0.74% 0.75% 0.73% 0.81% 0.99% 1.22% 0.63% 1.43% 1.05% 0.71% 0.56% 0.48% 0.48% 0.56% 0.80% 1.06% 0.55% 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020YTD Net Interest Margin Cost of Funds Cost of Deposits

14 x The combination of improved expense discipline, continued organic growth and increased noninterest income have produced steady improvement in performance x Closed four of five County First locations during May 2018. Net of one branch (La Plata) added to branch network Return on Average Assets (%) PTPP = Pre - tax Pre - provision Income (1) Increasing Profitability – ROAA 1) Operating results are non - GAAP financial measures. Refer to Appendix to this presentation for a reconciliation.

15 Return on Average Common Equity (%) PTPP = Pre - tax Pre - provision Income Increasing Profitability – ROACE 1) Operating results are non - GAAP financial measures. Refer to Appendix to this presentation for a reconciliation. (1)

16 x Expense control remains a top priority through the COVID - 19 crisis x Increased noninterest income and net interest income in 2020 while maintaining expenses has increased efficiency and PTPP x Ongoing review of operating expense base for specific savings initiatives, including closure of underperforming branches x Efficiency ratio and net operating expense below peer institutions Efficiency & Net Operating Expenses Efficiency Ratio (1) 1) Operating results non - GAAP financial measures. Refer to Appendix to this presentation for a reconciliation. Net Operating Expense / Avg. Assets (1)

17 Appendix

18 Consistent Shareholder Value Creation NOTE: Tangible book value per share is a non - GAAP financial measure. Refer to Appendix for a reconciliation to GAAP. Additional shares outstanding from the capital raised below impacted year to year comparability of per share book value amounts: • In October 2013, the Company issued 1,591,300 shares of common stock for net proceeds of $27.4 million after commissions and rel ated offering expenses. • In December 2019, the Company issued 312,747 shares of common stock in a private placement offering for net proceeds of $10.6 mi llion after offering expenses. Book value and tangible book value were the same until 2018 upon the acquisition of County First Bank:

Non-GAAP Reconciliation

Community Bank of the Chesapeake

Tangible Book Value Per Share & Tangible Common Equity / Tangible Assets

"Tangible book value per share" is defined as tangible stockholders' equity less preferred equity and intangible assets divided by total common shares outstanding. We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets.

(dollars in thousands, except share data)	For the Years Ended										
	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011
Stockholders' Equity	$ 25,586	$ 26,873	$ 27,912	$ 31,124	$ 34,578	$ 37,729	$ 48,847	$ 67,114	$ 68,190	$ 71,105	$ 75,454
Intangible Assets	-	-	-	-	-	-	-	-	-	-	-
Preferred Equity	-	-	-	-	-	-	-	(16,317)	(16,317)	(16,317)	(20,000)
Tangible Common Equity	$ 25,586	$ 26,873	$ 27,912	$ 31,124	$ 34,578	$ 37,729	$ 48,847	$ 50,797	$ 51,873	$ 54,788	$ 55,454
Shares Outstanding	2,554,218	2,564,252	2,542,314	2,580,444	2,641,487	2,642,288	2,909,974	2,947,759	2,976,041	3,002,616	3,026,557
Tangible Book Value per Share	$ 10.02	$ 10.48	$ 10.98	$ 12.06	$ 13.09	$ 14.28	$ 16.79	$ 17.23	$ 17.43	$ 18.25	$ 18.32

(dollars in thousands, except share data)	For the Years Ended								For the Period Ended	
	2012	2013	2014	2015	2016	2017	2018	2019	9/30/2019	9/30/2020
Stockholders' Equity	$ 79,047	$ 110,730	$ 116,559	$ 99,783	$ 104,426	$ 109,957	$ 154,482	$ 181,494	$ 167,409	$ 192,850
Intangible Assets	-	-	-	-	-	-	(13,641)	(12,953)	(13,116)	(12,501)
Preferred Equity	(20,000)	(20,000)	(20,000)	-	-	-	-	-	-	-
Tangible Common Equity	$ 59,047	$ 90,730	$ 96,559	$ 99,783	$ 104,426	$ 109,957	$ 140,841	$ 168,541	$ 154,293	$ 180,349
Total Assets	$ 981,639	$1,023,824	$1,082,878	$1,143,332	$1,334,257	$1,405,961	$1,689,227	$1,797,536	$1,855,732	$2,137,437
Intangible Assets	-	-	-	-	-	-	(13,641)	(12,953)	(13,116)	(12,501)
Tangible Assets	$ 981,639	$1,023,824	$1,082,878	$1,143,332	$1,334,257	$1,405,961	$1,675,586	$1,784,583	$1,842,616	$2,124,936
Shares Outstanding	3,052,416	4,647,407	4,702,715	4,645,429	4,633,868	4,649,658	5,577,559	5,900,249	5,583,492	5,911,940
Tangible Book Value per Share	$ 19.34	$ 19.52	$ 20.53	$ 21.48	$ 22.54	$ 23.65	$ 25.25	$ 28.57	$ 27.63	$ 30.51
Tangible Common Equity/Tangible Assets	6.02%	8.86%	8.92%	8.73%	7.83%	7.82%	8.41%	9.44%	8.37%	8.49%
GAAP Book Value	$ 25.90	$ 23.83	$ 24.79	$ 21.48	$ 22.54	$ 23.65	$ 27.70	$ 30.76	$ 29.98	$ 32.62

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Non-GAAP Reconciliation

Community Bank of the Chesapeake

Efficiency Ratio & Noninterest Expense and Net Operating Expense to Average Assets

"Efficiency ratio" is defined as recurring non-interest expense less foreclosed real estate (OREO) expenses and valuation allowances, less merger and acquisition costs, less amortization of intangible assets divided by operating revenue. Operating revenue is equal to net interest income plus non-interest income excluding gains and losses on securities and foreclosed real estate. In our judgment, the adjustments made to non-interest expense and operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business. "Efficiency ratio as reported" is defined as non-interest expense divided by operating revenue. This is the ratio that appears in the Company's SEC filings.

(dollars in thousands, except share data)	For the Years Ended					YTD	
	2015	2016	2017	2018	2019	9/30/2019	9/30/2020
Non-Interest Expense	$ 28,418	$ 29,159	$ 30,097	$ 38,149	$ 36,233	$ 26,745	$ 28,531
OREO Valuation Allowance & Expenses	(1,059)	(861)	(746)	(657)	(963)	(751)	(2,303)
Merger Costs	-	-	(829)	(3,625)	-	-	-
Adjusted Non-Interest Expense (Numerator)	$ 27,359	$ 28,298	$ 28,522	$ 33,867	$ 35,270	$ 25,994	$ 26,228
Net Interest Income	$ 36,528	$ 39,905	$ 43,388	$ 50,887	$ 53,534	$ 39,821	$ 44,945
Non-Interest Income	3,299	3,360	4,084	4,068	5,766	3,553	6,046
(Gains)/Losses on OREO Disposals	20	436	(43)	8	-	-	-
Realized (Gains) Losses on Other Assets	407	(12)	(47)	(1)	1		(6)
Unrealized (Gains) Losses on Equity Securities	-	-	-	81	(134)	(156)	(115)
Realized (Gains) Losses on Securities	(4)	(31)	(175)	-	(226)	-	(670)
Operaing Revenue (Denominator)	$ 40,250	$ 43,658	$ 47,207	$ 55,043	$ 58,941	$ 43,218	$ 50,200
Average Assets	$1,092,906	$1,229,470	$1,376,983	$1,603,393	$1,743,448	$1,725,339	$1,955,247
Reported Efficiency Ratio	71.4%	67.4%	63.4%	69.4%	61.1%	61.7%	56.0%
Efficiency Ratio	68.0%	64.8%	60.4%	61.5%	59.8%	60.1%	52.2%
Reported Non-interest Expense/Avg Assets	2.60%	2.37%	2.19%	2.38%	2.08%	2.07%	1.95%
Operating Non-interest Expense/Avg Assets	2.50%	2.30%	2.07%	2.11%	2.02%	2.01%	1.79%
Reported Net Operating Expense/Avg Assets [(1)]	2.30%	2.10%	1.89%	2.13%	1.75%	1.79%	1.53%
Operating Net Operating Expense/Avg Assets [(1)]	2.16%	2.00%	1.79%	1.85%	1.71%	1.75%	1.43%

1) Net operating expense is non-interest expense offset by non-interest income.

20

Non-GAAP Reconciliation

Community Bank of the Chesapeake

Operating Metrics – Excluding the Impact of the Tax Cuts and Jobs Act & One-Time Merger Costs

During 2017 and 2018, our operating results were impacted by one-time expenses related to our acquisition of County First Bank. During 2017, the Tax Cut and Jobs Act of 2017 had a one-time impact to earnings in the fourth quarter of 2017. We believe that investors would benefit from analyzing our profitability and expense metrics excluding these one-time items.

(dollars in thousands, except share data)	For the Years Ended				YTD	
	2016	2017	2018	2019	9/30/2019	9/30/2020
Net Income (as reported)	$ 7,331	$ 7,208	$ 11,228	$ 15,272	$ 11,197	$ 9,997
Tax Cuts and Jobs Act (net of tax)	-	2,740	-	-	-	-
Merger Costs (net of tax)	-	724	2,693	-	-	-
Non-GAAP Operating Net Income	$ 7,331	$ 10,672	$ 13,921	$ 15,272	$ 11,197	$ 9,997
Reported Return on Average Assets	0.60%	0.52%	0.70%	0.88%	0.87%	0.68%
Operating Return on Average Assets	0.60%	0.78%	0.87%	0.88%	0.87%	0.68%
Reported Return on Average Common Equity	7.09%	6.55%	7.53%	9.32%	9.22%	7.06%
Operating Return on Average Common Equity	7.09%	9.70%	9.33%	9.32%	9.22%	7.06%
Reported Diluted Earnings Per Share	$ 1.59	$ 1.56	$ 2.02	$ 2.75	$ 2.01	$ 1.70
Operating Diluted Earnings Per Share	$ 1.59	$ 2.31	$ 2.51	$ 2.75	$ 2.01	$ 1.70
Average Assets	$1,229,470	$1,376,983	$1,603,393	$1,743,448	$1,725,339	$1,955,247
Average Equity	103,397	109,979	149,128	163,936	161,873	188,853
Weighted Average Common Shares Outstanding	4,599,502	4,629,228	5,550,510	5,560,588	5,559,622	5,892,107

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Non-GAAP Reconciliation

Community Bank of the Chesapeake

Pre-Tax Pre-Provision ("PTPP") Income ROAA and ROACE

We believe that pre-tax pre-provision income, which reflects our profitability before income taxes and loan loss provisions, allows investors to better assess our operating income and expenses in relation to our core operating revenue by removing the volatility that is associated with credit provisions and different state income tax rates for comparable institutions. We also believe that during a crisis such as the COVID-19 pandemic, this information is useful as the impact of the pandemic on the loan loss provisions of various institutions will likely vary based on the geography of the communities served by a particular institution.

(dollars in thousands)	For the Years Ended				YTD	
	2016	2017	2018	2019	9/30/2019	9/30/2020
Net Income (as reported)	$ 7,331	$ 7,208	$ 11,228	$ 15,272	$ 11,197	$ 9,997
Loan Loss Provision	2,359	1,010	1,405	2,130	1,325	10,100
Income Taxes	4,416	9,157	4,173	5,665	4,107	2,363
Non-GAAP PTPP Income	$ 14,106	$ 17,375	$ 16,806	$ 23,067	$ 16,629	$ 22,460
PTPP ROAA	1.15%	1.26%	1.05%	1.32%	1.29%	1.53%
PTPP ROACE	13.64%	15.80%	11.27%	14.07%	13.70%	15.86%
Average Assets	$ 1,229,471	$ 1,376,983	$ 1,603,393	$ 1,743,448	$ 1,725,339	$ 1,955,247
Average Equity	$ 103,397	$ 109,979	$ 149,128	$ 163,936	$ 161,873	$ 188,853

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